Filed Pursuant to Rule 424(b)(7)
Registration No. 333-294460

Prospectus Supplement dated June 5, 2026

(To Prospectus dated March 31, 2026)

COMMON STOCK

This prospectus supplement supplements the prospectus dated March 31, 2026 (the “prospectus”), which forms a part of our registration statement on Form S-3 (No. 333-294460). This prospectus supplement is being filed to update and supplement the information in the prospectus solely for the purpose of including selling stockholders who have acquired shares of our common stock from certain existing selling stockholders previously named in the prospectus. The aggregate number of shares registered under the prospectus remains the same.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our business and investing in our common stock involve significant risk. These risks are described in the section titled “Risk Factors ” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

SELLING STOCKHOLDERS

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of May 15, 2026 and updates and supersedes the information in the table contained under the heading “Selling Stockholders” in the prospectus dated March 31, 2026. The percentages of shares owned before and after the offering are based on 98,449,606 shares of common stock outstanding as of May 15, 2026, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to pre-funded warrants and are deemed outstanding in the table below because they are beneficially owned by a person.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Perceptive Life Sciences Master Fund, Ltd. (3)	11,969,078	12.15%	8,912,655	11,969,078	11.14%
Adage Capital Partners, L.P. (4)	1,756,506	1.78%	356,506	1,400,000	1.42%
Entities affiliated with Baker Bros. Advisors LP (5)	5,170,651	4.99%	2,139,037	5,282,995	4.99%
Deep Track Biotechnology Master Fund, Ltd. (6)	3,565,062	3.62%	3,565,062	—	—
Entities affiliated with Invus (7)	10,073,152	9.99%	4,278,074	7,690,405	7.49%
Entities affiliated with Janus Henderson Investors (8)	4,010,695	4.07%	4,010,695	—	—
Entities associated with Vestal Point Capital, LP (9)	9,463,812	9.36%	2,673,796	6,790,016	6.71%
Entities affiliated with RA Capital Management, L.P. (10)	9,906,114	9.99%	4,456,327	10,400,701	9.99%
Entities affiliated with Bain Capital Life Sciences Investors, LLC (11)	10,426,590	9.99%	5,347,593	10,950,092	9.93%
SILV Fund, Ltd. (12)	1,247,771	1.27%	1,247,771	—	—
Alyeska Master Fund, LP (13)	2,262,127	2.30%	579,322	1,682,805	1.71%
Entities affiliated with Monashee Investment Management LLC (14)	983,465	1.00%	891,265	92,200	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (15)	677,565	*	677,565	—	—
Fidelity Select Portfolios: Biotechnology Portfolio (16)	2,860,679	2.91%	1,069,519	1,791,160	1.82%
Entities affiliated with Balyasny Asset Management L.P. (17)	178,253	*	178,253	—	—
Ally Bridge MedAlpha Master Fund L.P. (18)	765,131	*	356,506	408,625	*
Woodline Master Fund LP (19)	178,253	*	178,253	—	—
Entities affiliated with Redmile Group, LLC (20)	2,011,895	2.04%	178,253	1,833,642	1.86%
Entities affiliated with Franklin Advisers, Inc. (21)	3,440,284	3.49%	1,247,771	2,192,513	2.23%
Blackwell Partners LLC - Series A (22)	563,179	*	357,054	206,125	*
NCP RFM LP (23)	125,336	*	79,462	45,874	*

*	Less than one percent.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of pre-funded warrants issued in the Private Placement, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including the shares of common stock we have assumed to be issued upon exercise of the pre-funded warrants sold in the Private Placement.
(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 62,432 shares underlying options held by Adam Stone, a member of our board of directors, that are exercisable as of March 10, 2026 or will become exercisable within 60 days after such date, (b) 11,833,539 shares held by Perceptive Life Sciences Master Fund, Ltd., and (c) 73,107 shares held by Perceptive Xontogeny Venture Fund, LP. Perceptive Life Sciences Master Fund, Ltd. was issued pre-funded warrants for 8,912,655 shares of common stock in the Private Placement. Perceptive Life Sciences Master Fund, Ltd. is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Perceptive would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 8,912,655 shares of common stock which may be acquired upon exercise of the pre-funded warrants. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Xontogeny Venture GP, LLC is the investment manager to Perceptive Xontogeny Venture Fund, LP. Joseph Edelman is the managing member of Perceptive Advisors LLC and Perceptive Xontogeny Venture GP, LLC. Perceptive Advisors LLC, Perceptive Xontogeny Venture GP, LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. and Perceptive Xontogeny Venture Fund, LP. Perceptive Life Sciences Master Fund, Ltd. reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,756,506 shares held by Adage Capital Partners, L.P., including 356,506 shares of common stock issued in the Private Placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The selling stockholder’s address is c/o Adage Capital Partners, L.P., 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 4,804,513 shares of common stock issuable upon exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (b) 366,138 shares of common stock issuable upon exercise of pre-funded warrants held by 667, L.P. (“667, L.P.” and together with BBLS, the “Baker Funds”). The Baker Funds are prohibited from exercising their pre-funded warrants, if as a result of such exercise, the Baker Funds would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include (a) 3,402,949 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BBLS, including 2,022,642 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to BBLS in the Private Placement and (b) 116,395 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to 667, L.P. in the Private Placement. The shares reported under “Number of Shares of Common Stock Being Offered” do not give effect to the Beneficial Ownership Limitation and consist of (i) 2,022,642 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BBLS and (ii) 116,395 shares of common stock which may be acquired upon exercise of pre-funded warrants held by 667, L.P., in each case, issued in the Private Placement. Baker Bros Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors L.P. may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors L.P. and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.
(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 3,565,062 shares held by Deep Track Biotechnology Master Fund, Ltd., which were issued in the Private Placement. David Kroin is the managing member of Deep Track Capital GP, LLC (the “GP”). The GP is the general partner of Deep Track Capital, LP (the “IM”) The IM is the investment manager of Deep Track Biotechnology Master Fund, Ltd. The address of the selling stockholder is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 6,643,607 shares held by Invus Public Equities L.P. (“Invus Public Equities”), (b) 1,046,798 shares held by Avicenna Life Sci Master Fund LP (“Avicenna Fund”), (c) 2,058,414 shares issuable upon exercise of pre-funded warrants issued to Invus Public Equities in the Private Placement and (d) 324,333 shares issuable upon exercise of pre-funded warrants issued to Avicenna Fund in the Private Placement. Invus Public Equities and Avicenna Fund are prohibited from exercising the pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include (a) 1,762,774 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to Invus Public Equities in the Private Placement and (b) 132,553 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to Avicenna Fund in the Private Placement. Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the securities directly held by Invus Public Equities. Invus Global Management, LLC (“Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, maybe deemed to beneficially own the securities that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the securities that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC (“Avicenna GP”), as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the securities directly held by Avicenna Fund. Ulys, L.L.C. (“Ulys”), as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the Securities that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the Securities that Siren and Ulys may be deemed to beneficially own. The address of Invus Public Equities, Avicenna Fund and its affiliates is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 3,301,928 shares held by Janus Henderson Biotech Innovation Master Fund Limited (the “Master Fund”) and (b) 708,767 shares held by Janus Henderson Biotech Innovation Master Fund II Limited (the “Master Fund II”, and together with the Master Fund, the “Janus Funds”), in each case, which were issued in the Private Placement. The shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Funds’ investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the shares offered hereby. The portfolio managers for the Janus Fund are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The Janus Funds’ address is 151 Detroit Street, Denver, CO 80206.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 3,461,165 shares held by Vestal Point Master Fund, LP (“Vestal Point Master Fund”), (b) 3,328,851 shares held by accounts separately managed by Vestal Point Capital, LP (“Vestal Point Capital”), (c) 1,365,356 shares issuable upon exercise of pre-funded warrants issued to Vestal Point Master Fund in the

Private Placement and (d) 1,308,440 shares issuable upon exercise of pre-funded warrants issued to accounts separately managed by Vestal Point Capital in the Private Placement. Vestal Point Master Fund and the accounts separately managed by Vestal Point Capital are prohibited from exercising the pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. The sole general partner of Vestal Point Master Fund is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund and the accounts separately managed by Vestal Point Capital. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.
(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 9,057,193 shares held by RA Capital Healthcare Fund, L.P. (“RACHF”) and pre-funded warrants exercisable for up to 704,221 shares of common stock held by RACHF, (b) 109,661 shares held by RA Capital Nexus Fund, L.P. (“Nexus,” and together with RACHF, the “RA Funds”) and (c) 28,569 shares held by a separately managed account. RACHF is prohibited from exercising the pre-funded warrants to the extent that RACHF, together with its affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 7,467,721 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to RACHF, including pre-funded warrants for 4,456,327 shares of common stock issued to RACHF in the Private Placement. RA Capital Management, L.P. is the investment manager for the RA Funds and the separately managed account. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by the RA Funds and the separately managed account. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) an aggregate of 3,301,955 shares of common stock held by BCLS II Investco, LP, (b) 267,257 shares of common stock held by Bain Capital Life Sciences Fund II, L.P., (c) 32,550 shares of common stock held by BCIP Life Sciences Associates, LP, (d) 904,160 shares of common stock held by BCLS II Equity Opportunities, LP, and (e) up to 5,920,668 shares of common stock issuable upon the exercise of pre-funded warrants held by BCLS II Investco, LP and Bain Capital Life Sciences Opportunities IV, L.P. (“BCLS Fund IV Opportunities”), which total reflects the BCLS Beneficial Ownership Blocker (as defined below). BCLS II Investco, LP and BCLS Fund IV Opportunities are prohibited from exercising their pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock (the “BCLS Beneficial Ownership Blocker”). As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include up to 5,871,095 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BCLS II Investco, LP and BCLS Fund IV Opportunities. The shares reported under “Number of Shares of Common Stock Being Offered” consists of 5,347,593 shares of common stock which may be acquired upon exercise of a pre-funded warrant held by BCLS Fund IV Opportunities. Bain Capital Life Sciences Investors, LLC (“BCLSI”), (i) is the ultimate general partner of each of BCLS II Investco, LP, Bain Capital Life Sciences Fund II, L.P., BCLS II Equity Opportunities, LP and BCLS Fund IV Opportunities and (ii) governs the investment strategy and decision-making process with respect to investments held by BCIP Life Sciences Associates, LP. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by each of BCLS II Investco, LP, Bain Capital Life Sciences Fund II, L.P., BCLS II Equity Opportunities, LP, BCLS Fund IV Opportunities and BCIP Life Sciences Associates, LP. BCLS Fund IV Opportunities. The address of BCLS Fund IV Opportunities and BCLSI is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,247,771 shares held by SILV Fund, Ltd. Sirenia Capital Management, LP (“Sirenia”) is the investment manager of SILV Fund, Ltd. and as such has investment and voting power with respect to the securities held by SILV Fund, Ltd. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Ltd., Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities. The address for SILV Fund, Ltd. is 1674 Meridian Avenue, Suite 320, Miami Beach, FL 33139.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,262,127 shares held by Alyeska Master Fund, LP (the “Alyeska Selling Securityholder”), including 579,322 shares of common stock issued in the Private Placement. Alyeska Investment Group, L.P., the investment manager of the Alyeska Selling Securityholder, has voting and investment control of the shares held by the Alyeska Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Selling Securityholder. The registered address of the Alyeska Selling Securityholder is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 539,331 shares held by Mission Pure Alpha Master LP, including 496,887 shares issued in the Private Placement and (b) 444,134 shares held by HIF Solitude Ltd, including 394,378 shares issued in the Private Placement. Mission Pure Alpha Master LP (“MPAM”) and HIF Solitude Ltd (“HIF”) are managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of the shares held by MPAM and HIF. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of MPAM and HIF and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 677,565 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, which were issued in the Private Placement. This fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of this fund is 245 Summer Street, Boston, MA 02210.

(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,860,679 shares held by Fidelity Select Portfolios: Biotechnology Portfolio, including 1,069,519 shares of common stock issued in the Private Placement. This fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of this fund is 245 Summer Street, Boston, MA 02210.

(17)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 149,464 shares held by Atlas Diversified Master Fund, Ltd. and (b) 28,789 shares held by Atlas Private Holdings (Cayman) Ltd., in each case, which were issued in the Private Placement. Balyasny Asset

Management L.P. is the investment adviser of Atlas Diversified Master Fund, Ltd. and Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address for Atlas Diversified Master Fund, Ltd., Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.
(18)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 765,131 shares held by Ally Bridge MedAlpha Master Fund, L.P. (“MedAlpha”), including 356,506 shares issued in the Private Placement. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of MedAlpha. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of the selling stockholder is 430 Park Avenue, 12th Floor, New York, NY 10022.

(19)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 178,253 shares held by Woodline Master Fund LP., which were issued in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the selling stockholder is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(20)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by private investment vehicles (collectively, the “Redmile Funds”) managed by Redmile Group, LLC (“Redmile”), including (a) 108,443 shares held directly by Redmile Capital Offshore Master Fund, Ltd. which were issued in the Private Placement and (b) 69,810 shares held directly by Redmile Capital Fund, LP which were issued in the Private Placement. Redmile is the investment manager to each of the Redmile Funds and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the principal of Redmile and also may be deemed to be the beneficial owner of these securities. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(21)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 1,253,978 shares held by Franklin Strategic Series - Franklin Biotechnology Discovery Fund (“Franklin Strategic”), including 456,819 shares issued in the Private Placement and (b) 2,186,306 shares held by Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund (“Franklin Templeton”), including 790,952 shares issued in the Private Placement. Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to both Franklin Strategic and Franklin Templeton. Evan McCulloch is the portfolio manager for both Franklin Strategic and Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the securities held by Franklin Strategic and Franklin Templeton. The address of Franklin Strategic is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Franklin Templeton is 8A Rue Albert Borschette, 1246 Kirchberg, Luxembourg.

(22)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 563,179 shares held by Blackwell Partners LLC - Series A, including 357,054 shares issued in the Private Placement. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for Blackwell is 280 South Mangum Street, Suite 210, Durham, North Carolina 27701.

(23)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 125,336 shares held by NCP RFM LP, including 79,462 shares issued in the Private Placement. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for NCP RFM LP is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.